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EXHIBIT 21

List of Subsidiaries



                                           STATE OR OTHER JURISDICTION OF
      NAME                                 INCORPORATION OR ORGANIZATION
      Ecogen-Australia Pty Ltd.                       Australia

      Ecogen-BIO Inc.                                 Delaware

      Ecogen-Jerusalem Inc.                           Delaware

      Ecogen-Israel Inc.                              Delaware

      Ecogen Technologies I Incorporated              Delaware

      Ecogen-BIO Germany GmbH                         Germany

      Ecogen Biotechnologies Israel Ltd.              Israel

      Ecogen Israel International Inc.                Delaware